      As filed with the Securities and Exchange Commission on May 16, 1996

                                                      Registration No. 33303849


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                   Amendment No. 2
                                          to
                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BALLANTYNE OF OMAHA, INC.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)

          DELAWARE                                     47-0587703
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                        4350 MCKINLEY STREET, OMAHA, NE  68112
                 ---------------------------------------------------
                 (Address of Principal Executive Offices) (ZIP Code)

                             1995 STOCK OPTION PLAN (1)
                     --------------------------------------------
                     (Full title of the plan or written contract)

                                  ROCHELLE A. MULLEN
                     CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                          1125 SOUTH 103RD STREET, SUITE 720
                                    OMAHA, NE  68124
                     --------------------------------------------
                       (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (402) 397-1700

(1) Ballantyne of Omaha, Inc. (the "Company") originally filed an S-8 to register 440,000 shares of Common Stock (File No. 33303849), pursuant to its 1995 Stock Option Plan. Subsequent to that filing the Company effected a 3 for 2 stock split which increased the shares under the Stock Option Plan (the "Plan") to 660,000. The shareholders voted in 1997 to increase the shares eligible for reissuance by 400,000 shares and the Company subsequently registered, pursuant to Amendment No. 1, the additional 400,000 shares. At the 1998 Annual Meeting, the Shareholders approved an amendment to the 1995 Stock Option Plan whereby the shares authorized for grant increased by 260,000 shares. The Company subsequently effected a second 3 for 2 stock split on June 12, 1998 which increased the additional 260,000 shares issuable pursuant to the Plan to 390,000 and increased the total number of shares issuable pursuant to the Plan
from 1,320,000 to 1,980,000.   It is that 390,000 shares that the Company
registers with this Amendment No. 2. After filing of this Amendment No. 2, the Company will have 1,980,000 shares in total which have been or may be issued pursuant to the 1995 Stock Option Plan.

ITEM 8.   EXHIBITS

EXHIBIT
NUMBER                                 EXHIBIT
-------                                -------
  5       Opinion of Counsel

 23.1     Consent of KPMG Peat Marwick, LLP

 23.2     Consent of Counsel (included in Exhibit 5)
 99.1     Amendment to 1995 Stock Option Plan

 99.2     Amended and Restated Reoffer Prospectus  for 1995 Stock Option
          Plan dated September 30, 1998

 99.3     Amended and Restated Reoffer Prospectus for 1995 Outside
          Directors Stock Option Plan dated September 30, 1998

     The contents of the S-8 Registration Statement (File No. 33303849) and Amendment No. 1 thereto is hereby incorporated by reference.

                                      SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on October, 14, 1998.

                       BALLANTYNE OF OMAHA, INC.


                       BY:  /s/ Brad French
                            --------------------------------------------------
                            Brad French, Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature            Title                      Date
        ---------            -----                      ----
/S/                          Chairman and             10/14/98
-------------------------    Director
Arnold S. Tenney


/S/                          Vice Chairman and        10/14/98
-------------------------    Director
Ronald H. Echtenkamp


/S/                          President, Chief         10/14/98
-------------------------    Executive Officer
John P. Wilmers              and Director


/S/                          Director                 10/14/98
-------------------------
Jeffrey D. Chelin

/S/                          Director                 10/14/98
-------------------------
Marshall S. Geller


/S/                          Director                 10/14/98
-------------------------
Yale Richards


/S/                          Director                 10/14/98
-------------------------
Colin G. Campbell